UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2015

EPIRUS BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51171	04-3514457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Boylston Street

Eighth Floor

Boston, MA 02116

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 600-4313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 13, 2015, notice to shareholders of EPIRUS Biopharmaceuticals, Inc. (the “Company”) was provided that the Company has agreed to resolve plaintiffs’ counsel’s claim for attorneys’ fees and expenses in connection with shareholder lawsuits that had asserted various claims for relief in connection with the Company’s reverse merger with Zalicus Inc., captioned In re Zalicus, Inc. Stockholder Litigation, CA. No. 9636-CB (the “Consolidated Action”) and In re Zalicus Inc. Shareholder Litigation, Lead Civil Action No. 14-1381-BLS1 (the “Massachusetts Action”). In November 2014, the Massachusetts Action was dismissed. Additionally, in November 2014, the Court of Chancery of the State of Delaware entered an order dismissing the Consolidated Action and retained jurisdiction solely for the purpose of determining any application for an award of attorneys’ fees and reimbursement of expenses. The defendants have agreed that, after notice and within ten days of final dismissal and closure of the Consolidated Action, the Company will make a combined, global fee and expense payment to counsel in the Consolidated Action and the Massachusetts Action in the amount of $400,000 (a small percentage of which will be paid by the Company’s insurer) in full satisfaction of plaintiffs’ counsel’s claim for attorneys’ fees and expenses in the Consolidated Action and the Massachusetts Action.

The full text of the notice to shareholders is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Notice of Dismissal Without Prejudice of Zalicus, Inc. Stockholder Litigation and Agreement Upon Attorneys’ Fees dated March 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIRUS BIOPHARMACEUTICALS, INC.

	By:	/s/ Amit Munshi
	Name:	Amit Munshi
	Title:	President and Chief Executive Officer

Date: March 13, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Dismissal Without Prejudice of Zalicus, Inc. Stockholder Litigation and Agreement Upon Attorneys’ Fees dated March 13, 2015